    As filed with the Securities and Exchange Commission on August 30, 1994
                                               Registration No. 33-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                63-0574085
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification No.)

         420 NORTH 20TH STREET
          BIRMINGHAM, ALABAMA                              35203
(Address of Principal Executive Offices)                (Zip Code)


                        STOCK OPTION PLAN FOR CONVERSION
                     OF THE BANK OF BRADENTON STOCK OPTIONS

                            (Full title of the plan)

                              ___________________

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

                        CALCULATION OF REGISTRATION FEE


               Title of
            securities to                 Amount to be         Proposed         Proposed maximum
            be registered                  registered      maximum offering    aggregate offering      Amount of
                                                           price per share           price          registration fee

Common Stock, $2.50 par value             4,892 shares         $8.19*          $40,065.48*          $13.82
Rights to Purchase Series A Junior
Participating    Preferred Stock          2,174 rights

* Calculated pursuant to Rule 457(h)(1), and based upon an original option exercise price of $17.52 for shares of common stock of The Bank of Bradenton divided by 2.14, the conversion ratio specified in the Merger Agreement pursuant to which The Bank of Bradenton Stock Options were converted.
================================================================================

                           INCORPORATION BY REFERENCE


                 The contents of the Registration Statement on Form S-8 (Registration No. 33-55069) filed by SouthTrust Corporation with the Securities and Exchange Commission on August 15, 1994, are hereby incorporated by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 29, 1994.


                                        SOUTHTRUST CORPORATION


                                        By: /S/ WALLACE D. MALONE, JR.
                                           -------------------------------------
                                           Its Chairman of the Board of
                                           Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
    /S/ WALLACE D. MALONE, JR.                          Chairman, Chief Executive            August 29, 1994
- -------------------------------------------                 Officer, Director
      Wallace D. Malone, Jr.


     /S/ ROY W. GILBERT, JR.                            President, Chief Operating           August 29, 1994
- -------------------------------------------                 Officer, Director
       Roy W. Gilbert, Jr.


      /S/ AUBREY D. BARNARD                              Secretary, Treasurer and            August 29, 1994
- -------------------------------------------               Controller (Principal
        Aubrey D. Barnard                                     Accounting and
                                                            Financial Officer)


                                                                 Director                    August 29, 1994
- -------------------------------------------
        H. Allen Franklin


                                                                 Director                    August 29, 1994
- -------------------------------------------
         Herbert Stockham


                *                                                Director                    August 29, 1994
- -------------------------------------------
         Bill L. Harbert


                *                                                Director                    August 29, 1994
- -------------------------------------------
          T. W. Mitchell

                *                                                Director                    August 29, 1994
- -------------------------------------------
        William C. Hulsey

                *                                                Director                    August 29, 1994
- -------------------------------------------
         John M. Bradford


                *                                                Director                    August 29, 1994
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                                                                 Director                    August 29, 1994
- -------------------------------------------
        Charles G. Taylor


                                                                 Director                    August 29, 1994
- -------------------------------------------
      Allen J. Keesler, Jr.


*     /S/ WILLIAM L. PRATER                                                                  August 29, 1994
- -------------------------------------------
        William L. Prater
         Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT NUMBER


       5           -           Opinion of Bradley, Arant, Rose &
                               White as to the legality of the
                               securities being offered.
       23(a)       -           Consent of Arthur Andersen & Co.
       23(b)       -           Consent of Bradley, Arant, Rose &
                               White (included in Exhibit 5).